UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2019

ONCOSEC MEDICAL INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Nevada	000-54318	98-0573252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3565 General Atomics Court, Suite 100

San Diego, California 92121

24 North Main Street

Pennington, NJ 08534-2218

(Address of Principal Executive Offices)

(855) 662-6732

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ONCS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2019 special meeting of stockholders of OncoSec Medical Incorporated (the “Company”) was held on September 5, 2019. The following matters were voted on by the stockholders: (i) the approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 16,000,000 to 26,000,000; and (ii) the approval of an amendment to Company’s Articles of Incorporation to authorize the Company to issue up to 5,000,000 shares of blank check preferred stock, par value $0.0001 per share, in one or more series as determined by the Board of Directors of the Company (the “Board”), with such rights, privileges, preferences and limitations as the Board may, in its sole discretion, determine. The results of the vote are summarized below.

Item 1: Vote to approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 16,000,000 to 26,000,000:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
6,248,745	1,993,386	55,844	0

Item 2: Vote to approve an amendment to the Company’s Articles of Incorporation to authorize the Company to issue up to 5,000,000 shares of blank check preferred stock, par value $0.0001 per share, in one or more series as determined by the Board, with such rights, privileges, preferences and limitations as the Board may, in its sole discretion, determine:

Total Votes For	Total Votes Against	Abstention	Broker Non-Votes
996,120	3,218,365	32,504	4,050,986

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED
(Registrant)

Date: September 6, 2019	By:	/s/ Daniel J. O’Connor
	Name:	Daniel J. O’Connor
	Title:	Chief Executive Officer and President